EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following registration statements and related prospectuses of Stanley Black & Decker, Inc. and subsidiaries (the “Company”) of our reports dated February 18, 2011 with respect to the consolidated financial statements and schedule of the Company, and the effectiveness of internal control over financial reporting of the Company, included in this Annual Report (Form 10-K) for the fiscal year ended January 1, 2011:
•	Registration Statement (Form S-8 No. 2-93025)

•	Registration Statement (Form S-8 No. 2-96778)

•	Registration Statement (Form S-8 No. 2-97283)

•	Registration Statement (Form S-8 No. 33-16669)

•	Registration Statement (Form S-3 No. 33-12853)

•	Registration Statement (Form S-3 No. 33-19930)

•	Registration Statement (Form S-8 No. 33-39553)

•	Registration Statement (Form S-3 No. 33-46212)

•	Registration Statement (Form S-3 No. 33-47889)

•	Registration Statement (Form S-8 No. 33-55663)

•	Registration Statement (Form S-8 No. 33-62565)

•	Registration Statement (Form S-8 No. 33-62567)

•	Registration Statement (Form S-8 No. 33-62575)

•	Registration Statement (Form S-8 No. 333-42346)

•	Registration Statement (Form S-8 No. 333-42582)

•	Registration Statement (Form S-8 No. 333-64326)

•	Registration Statement (Form S-3 No. 333-110279)

•	Registration Statement (Form S-3 No. 333-117607)

•	Registration Statement (Form S-3ASR No. 333-153646)

•	Registration Statement (Form S-8 No. 333-162956)

•	Registration Statement (Form S-4 No. 333-163509)

•	Registration Statement (Form S-8 No. 333-165454)
/s/ Ernst & Young, LLP
Hartford, Connecticut
February 18, 2011